Exhibit 10.129

AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (hereafter the “Amendment”) is made and entered effective as of January 1, 2007 (the “Effective Date”), by and between HARBORAGE LEASING CORPORATION, a New Hampshire corporation (“Harborage”), and AMERICAN LEISURE HOLDINGS, INC., a Nevada corporation (“AMLH”).

WITNESSETH:

WHEREAS, Harborage and AMLH are parties to a certain written Stock Purchase Agreement dated December 30, 2005 (the “Purchase Agreement”) pursuant to which Harborage sold, and AMLH purchased, certain shares of the common stock of Tierra del Sol Resort, Inc., a Florida corporation, formerly known as Sunstone Golf Resort, Inc., and in exchange therefore, Harborage received, among other things, certain shares of AMLH stock (the “AMLH Shares”);

WHEREAS, pursuant to the Purchase Agreement, AMLH granted Harborage a put option (the “Put Option”) pursuant to which Harborage has the right to require AMLH to repurchase any or all of the AMLH Shares;

WHEREAS, Harborage and AMLH desire to make an amendment to the Purchase Agreement to allow for an extension of time for Harborage to exercise the Put Option as more fully set forth herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.  The foregoing recitals are hereby restated as if fully set forth herein, and are incorporated in, and made a part of, this Amendment by this reference.

2. Section 2.1(b) of the Purchase Agreement is hereby amended to state that Harborage shall have the right to exercise the Put Option during the period of six (6) months commencing twelve (12) months after the Effective Date of this Amendment and ending June 30, 2008. Notwithstanding such extension of the period for the exercise of the Put Option, the Put Option and the right of Harborage to exercise the same shall nevertheless remain subject to the provisions of Section 2.1(g) of the Purchase Agreement.

3.Except as specifically modified herein, all other terms of the Purchase Agreement, including all other provisions related to the Put Option, are hereby ratified by the parties and shall remain in full force and effect until such time as the obligations of the parties under the Purchase Agreement are terminated in accordance with the terms of the Purchase Agreement. Further, the parties further agree that the provisions of this Amendment shall not affect the rights of Harborage and the obligations of any other parties under any other document executed in relation to the Purchase Agreement, including, but not limited to, that certain Warrant Agreement executed by AMLH and that certain Guarantee executed by Malcolm J. Wright.

4. Should there be any conflict between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall control. All defined terms contained in this Amendment that are not specifically defined herein shall have the meanings given such terms in the Purchase Agreement.

5. This Amendment shall be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

Harborage Leasing Corporation

By: /s/ Marie Elena Teraskiewicz

Its: Vice President

Name: Marie Elena Teraskiewicz

American Leisure Holdings, Inc.

By: /s/ Malcolm J. Wright
Malcolm J. Wright

Its: CEO

The undersigned individual hereby acknowledges and joins in this Amendment, and consents to the terms hereof as of the day and year first written above.

/s/ Malcolm J. Wright
Malcolm J. Wright